                         SECURITIES PURCHASE AGREEMENT



                                  DATED AS OF


                               DECEMBER 31, 1997


                                 BY AND AMONG


                           TOUCH TONE AMERICA, INC.,
                                AS THE ISSUER,


            THE PURCHASERS LISTED ON SCHEDULE 2.1 ATTACHED HERETO,
                               AS THE PURCHASERS

                          SECURITIES PURCHASE AGREEMENT


     AGREEMENT, dated as of December 31, 1997, among Touch Tone America, Inc. (the "Company") and the Purchasers listed on SCHEDULE 2.1 attached hereto (each a "Purchaser" and collectively, the "Purchasers").

                               R E C I T A L S:

     WHEREAS, the Company has entered into that certain Amended Agreement and Plan of Reorganization in the forms attached hereto as EXHIBIT A (the "Reorganization Agreement") between the Company and Orix Global Communications, Inc. ("Orix"), pursuant to which the Company shall acquire all of the issued and outstanding capital stock of Orix in exchange for the issuance to the shareholders of Orix (the "Orix Shareholders") of 33,732,980 shares of the Company's common stock, no par value (the "Common Stock") (the "Reorganization"); and

     WHEREAS, the Company desires to sell and issue to the Purchasers, and the Purchasers desire to purchase from the Company, $2,500,000 aggregate principal amount of Convertible Exchangeable Debentures in the form attached hereto as EXHIBIT B (the "Debentures"), which, upon the occurrence of certain events described herein, shall be exchangeable for that certain number of shares (the "Series B Shares") of Series B Convertible Preferred Stock of the Company (the "Series B Preferred Stock"), with an aggregate stated value of $2,500,000, the rights and preferences of which are more fully described in the Series B Certificate of Designations, Preferences and Rights in the form attached hereto as EXHIBIT C (the "Series B Certificate of Designation"); and

     WHEREAS, contemporaneous herewith the Company and Infinity Investors Limited have executed and delivered that certain Option Agreement in the form attached hereto as EXHIBIT D (the "Option Agreement"); and

     WHEREAS, the Debentures and the Series B Shares issued in exchange therefor (collectively, the "Convertible Instruments") shall be issued by the Company in a private placement pursuant to Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"); and

     WHEREAS, the Convertible Instruments will be convertible into shares of Common Stock on the terms described therein.


-------------------------------------------------------------------------------
SECURITIES PURCHASE AGREEMENT -  Page 1

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                               I.   DEFINITIONS

     SECTION   Definitions.  The following terms, as used herein, have the following meanings:

     "ADDITIONAL SERIES B SHARE ACQUISITION" has the meaning set forth in
Section 10.2.

     "AFFILIATE" means, with respect to any Person (the "Subject Person"),
(i) any other Person (a "Controlling Person") that directly or indirectly through one or more intermediaries, Controls the Subject Person or (ii) any other Person (other than the Subject Person or a Consolidated Subsidiary of the Subject Person) which is Controlled by or is under common Control with a Controlling Person.

     "AGREEMENT" means this Securities Purchase Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "ASSET SALE" has the meaning set forth in Section 8.1.

     "AT&T SETTLEMENT" means that certain settlement and release between the Company and AT&T Corp. as contemplated by the AT&T Settlement Agreement.

     "AT&T SETTLEMENT AGREEMENT" means that certain Release and Settlement Agreement between AT&T Corp. and the Company in the form attached hereto as EXHIBIT E.

     "BALANCE SHEET DATE" has the meaning set forth in Section 4.7.

     "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Company.

     "BENEFIT PLANS" has the meaning set forth in Section 4.9(b).

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York and Miami, Florida are authorized or required by law to close.

     "CHANGE OF CONTROL" means (i) after the date of this Agreement any person or group of persons (within the meaning of Sections 13 and 14 of the Exchange Act and the rules and regulations of the Commission relating to such Sections) other than the Purchasers shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the Commission pursuant to the Exchange Act) of 33-1/3% or more of the outstanding shares of Common Stock of the Company, (ii) any sale or other disposition (other than by reason of death or disability) to any Person of any Common Stock of the Company owned by Kerry Rogers or Jack Higgins resulting in such Persons owning, in the aggregate, less than 95% of the outstanding voting shares of Common Stock of the Company received by them in the Reorganization; or (iii) individuals constituting the Board of Directors of the Company on the date hereof (together with any new Directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 50.1% of the Directors then still in office who were either Directors immediately following the Reorganization or whose election or nomination for election was previously so approved), cease for any reason to constitute at least two-thirds of the Board of Directors of the Company then in office.

     "CLOSING BID PRICE" shall mean for any security as of any date, the lowest closing bid price as reported by Bloomberg, L.P. ("Bloomberg") on the principal securities exchange or trading market where such security is listed or traded or, if the foregoing does not apply, the lowest closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no lowest trading price is reported for such security by Bloomberg, then the average of the bid prices of any market-makers for such securities as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the lowest closing bid price cannot be calculated for such security on such date on any of the foregoing bases, the lowest closing bid price of such security on such date shall be the fair market value as mutually determined by the Purchasers and the Company for which the calculation of the closing bid price requires, and in the absence of such mutual determination, as determined by the Board of Directors of the Company in good faith.

     "CLOSING DATE" means the date of consummation of the transactions contemplated by this Agreement and the issuance of the Debentures to the Purchasers.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMISSION" means the Securities and Exchange Commission or any entity succeeding to all of its material functions.

     "COMMON STOCK" has the meaning set forth in the Recitals.

     "COMPANY" means Touch Tone America, Inc., a California corporation, and its successors.

     "COMPANY CORPORATE DOCUMENTS" means the certificate of incorporation and by-laws of the Company.

     "CONSOLIDATED SUBSIDIARY" means at any date with respect to any Person any Subsidiary or other entity, the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

     "CONTROL" (including, with correlative meanings, the terms "Controlling," "Controlled by" and under "common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise .

     "CONVERSION DATE" shall mean the date of delivery (including delivery via telecopy) of a Notice of Conversion for all or a portion of the Convertible Instruments by the holder thereof to the Company.

     "CONVERSION PRICE" has the meaning set forth in the Debentures or Series B Certificate of Designation, as applicable.

     "CONVERSION SHARES" has the meaning set forth in Section 4.5.

     "CONVERTIBLE INSTRUMENTS" has the meaning set forth in the Recitals.

     "DEBENTURES" has the meaning set forth in the Recitals.

     "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which
(y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others Guaranteed by such Person.

     "DEFAULT" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
     "DERIVATIVE SECURITIES" has the meaning set forth in Section 8.4.

     "DISCOUNTED EQUITY OFFERINGS" has the meaning set forth in Section 8.4.

     "DIRECTORS" means the individuals then serving on the Board of Directors or similar such management council of the Company.

     "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

     "EQUITY LINE" has the meaning set forth in Section 10.2.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA GROUP" means the Company and each Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under the Code.

     "EVENT OF DEFAULT" has the meaning set forth in the Debentures and in
Section 3.1.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXPENSE REIMBURSEMENT FEE" has the meaning set forth in Section 11.5.

     "FUNDS FLOW MEMORANDUM" has the meaning set forth in Section 2.2.

     "GAAP" has the meaning set forth in Section 1.2.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

     "HAZARDOUS MATERIALS" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any derivative or fraction thereof), defined or regulated as such in or under any Environmental Laws.

     "INTELLECTUAL PROPERTY" has the meaning set forth in Section 4.20.

     "INVESTMENT" means any investment in any Person, whether by means of share purchase, partnership interest, capital contributions, loan, time deposit or otherwise.

     "KEY MAN POLICY" has the meaning set forth in Section 7.15.

     "LIEN" means, any lien, mechanic's lien, materialmen's lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, agreement to sell or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security interest or other adverse claim, whether arising by contract or under law or otherwise (including, without limitation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "MARKET PRICE" shall mean the Closing Bid Price of the Common Stock preceding the date of determination.

     "MATERIAL ADVERSE EFFECT" has the meaning set forth in Section 4.1.

     "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000.

     "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "NOTICE OF CONVERSION" means the form to be delivered by a holder of the Convertible Instruments upon conversion of all or a portion thereof to the Company substantially in the form attached to the Debentures.

     "OBSERVER" has the meaning set forth in Section 7.12.

     "OFFICER'S CERTIFICATE" shall mean a certificate executed by the President, chief executive officer or chief financial officer of the Company substantially in the form of EXHIBIT F attached hereto.

     "OPTION AGREEMENT" has the meaning set forth in the Recitals.

     "ORIX" means Orix Global Communications, Inc., a Nevada corporation.

     "ORIX OBLIGATION" has the meaning set forth in Section 10.3.

     "ORIX ASSET PLEDGE AGREEMENT" has the meaning set forth in Section 10.3.

     "ORIX STOCK PLEDGE AGREEMENT" has the meaning set forth in Section 10.3.

     "OTC MARKET" means the electronic quotation medium known as the OTC Bulletin Board-Registered Trademark- by which members of the National Association of Securities Dealers, Inc. enter, update and display quotations and other information regarding eligible securities.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERMITS" means all domestic and foreign licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certificates, orders and approvals necessary to own, lease and operate the properties of, and to carry on the business of the Company and the Subsidiaries.

     "PERSON" means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

     "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "PURCHASE PRICE" means the purchase price for the Debentures set forth in Section 2.1 hereof.

     "PURCHASERS" means, collectively, those entities listed in SCHEDULE 2.1 attached hereto and their successors and assigns, including holders from time to time of the Convertible Instruments.

     "RECAPITALIZATION EVENT" has the meaning set forth in Section 3.1.

     "RECISSION DATE" means June 30, 1998.

     "RECISSION PRICE" has the meaning set forth in Section 10.3.

     "RECISSION RIGHT" has the meaning set forth in Section 10.3.

     "REGISTRATION RIGHTS AGREEMENT" means the agreement between the Company and the Purchasers dated the Closing Date substantially in the form set forth in EXHIBIT G attached hereto.

     "RESTRICTED PERIOD" means the period from the funding of the Purchase Price of the Debentures through and including the fortieth (40th) day thereafter.

     "REINCORPORATION" has the meaning set forth in Section 3.3.

     "REORGANIZATION" has the meaning set forth in the Recitals.

     "REORGANIZATION AGREEMENT" has the meaning set forth in the Recitals.

     "SEC REPORTS" shall have the meaning set forth in Section 4.7.

     "SECURITIES" means the Debentures, the Series B Shares, the Warrants, the Conversion Shares and the Warrant Shares.

     "SERIES B CERTIFICATE OF DESIGNATION" has the meaning set forth in the Recitals.

     "SERIES B PREFERRED STOCK" has the meaning set forth in the Recitals.

     "SERIES B SHARES" has the meaning set forth in the Recitals.

     "SECURITIES ACT" has the meaning set forth in the Recitals.

     "SHAREHOLDER RATIFICATION" has the meaning set forth in Section 3.2.

     "SHAREHOLDER RATIFICATION EVENT" shall mean the later to occur of (x) the Shareholder Ratification and (y) the date of final determination that the Company is not obligated to pay more than $250,000 to existing shareholders of the Company who properly exercise dissenters rights under applicable California law arising as a result of the Shareholder Ratification.

     "SOLVENCY CERTIFICATE" shall mean a certificate executed by the chief financial officer of the Company as to the solvency of the Company, the adequacy of its capital and its ability to pay its debts, all after giving effect to the issuance and sale of the Convertible Instruments, which such Solvency Certificate shall be in the form of EXHIBIT H attached hereto.

     "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless specified to the contrary, "Subsidiary" means a Subsidiary of the Company. Unless specified to the contrary, all references to a Subsidiary of the Company shall be deemed to include Orix after giving effect to the Reorganization.

     "SUBSIDIARY CORPORATE DOCUMENTS" means the certificates of incorporation and by-laws of each Subsidiary.

     "TRADING DAY" shall mean any Business Day in which at least 1,000 shares of Common Stock are traded on the OTC Market, or any Business Day in which any other automated quotation system or exchange on which the Common Stock is then traded is open for trading for at least four (4) hours, as applicable.

     "TRANSACTION AGREEMENTS" means this Agreement, the Debentures, the Registration Rights Agreement, the Orix Stock Pledge Agreement, Orix Asset Pledge Agreement, the Reorganization Agreement, the Warrants and the Series B Certificate of Designation.

     "UCI TELEPORT ACQUISITION" means the acquisition by Orix of all of the issued and outstanding capital stock of UCI Teleport, Inc., a Florida corporation, pursuant to the terms of the UCI Teleport Agreement for cash consideration paid as of the Closing Date of $420,000, of which $150,000 (together with accrued and unpaid dividends thereon) shall be paid to Infinity Investors Limited as the Preferred Stockholder thereof.

     "UCI TELEPORT AGREEMENT" means that certain Agreement between Orix and UPC in the form attached hereto as EXHIBIT I pursuant to which the UCI Teleport Acquisition shall be consummated as of the Closing Date.

     "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "UPC" shall mean United Petroleum Corporation, a Delaware corporation and its successors and assigns.

     "WARRANTS" means the Warrants issued to the Purchasers in accordance with the provisions of Section 10.3 hereof in the form of EXHIBIT J hereto to purchase 400,000 shares of Common Stock in the aggregate (subject to adjustment as set forth herein).

     "WARRANT SHARES" means the shares of Common Stock issued upon exercise of the Warrants.

     "WARRANT VESTING EVENTS" has the meaning set forth in Section 10.2.

     SECTION 1. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) ("GAAP"). All references to "dollars," "Dollars" or

"$" are to United States dollars unless otherwise indicated. All references to the "Company and its Subsidiaries" shall include references to Orix as a Subsidiary of the Company after giving effect to the consummation of the Reorganization, unless otherwise indicated.

                                  ARTICLE II

                   PURCHASE, EXCHANGE AND SALE OF DEBENTURES

     SECTION 2.1. PURCHASE AND SALE OF DEBENTURES. Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, the principal amount of Debentures set forth opposite each Purchaser's respective name on SCHEDULE 2.1 attached hereto for an aggregate purchase price of $2,500,000 (the "Purchase Price").

     SECTION  2.2   CLOSING AND MECHANICS OF PAYMENT.

          (A) On the Closing Date, subject to the satisfaction of all terms and conditions set forth herein, each of the Purchasers shall deliver by wire transfer to the Company in immediately available funds the portion of the Purchase Price of the Debentures to be purchased by such Purchaser on the Closing Date, in the proportions as set forth on SCHEDULE 2.1 attached hereto.

          (B) On the Closing Date, against payment as set forth in subsection 2.2(a) above, the Company shall deliver to each Purchaser a single Debenture representing the principal amount of the Debentures to be issued to such Purchaser on the Closing Date.

          (C) The Purchasers may withhold from the Purchase Price paid to the Company an estimate of the Expense Reimbursement Fee. In addition, to facilitate satisfaction of certain of the conditions precedent to the Closing Date described in Section 6.1 hereof, the Company hereby irrevocable directs and authorizes the Purchasers to pay the proceeds of the Purchase Price in accordance with the Funds Flow Memorandum attached hereto at EXHIBIT K (the "Funds Flow Memorandum").

          (D) Within ten (10) days of the receipt of notice from the Purchasers, the Company shall pay any funds due and owing as the Expense Reimbursement Fee in excess of the estimated Expense Reimbursement Fee withheld from the Purchase Price as described in Section 2.2(c).

                                  ARTICLE III

                  EXCHANGE OF DEBENTURES FOR SERIES B SHARES

     SECTION 3.1. EXCHANGE OF DEBENTURES FOR SERIES B SHARES. Effective on the first Business Day following the consummation of the Shareholder Ratification Event, the aggregate outstanding principal balance, together with accrued and unpaid interest thereon, of the Debentures shall be automatically exchanged for an equal stated amount of Series B Shares (based on the liquidation preference per share as provided in the Series B Certificate of Designation) (the "Recapitalization Event"); provided, however, the Recapitalization Event shall not occur if, as of the date of consummation of the Shareholder Ratification Event, an Event of Default then exists. In connection therewith, the Company shall issue effective as of the first Business Day following the Shareholder Ratification Event the appropriate number of Series B Shares in the name of each Purchaser (based on the portion of Debentures exchanged therefore), and each Purchaser shall submit to the Company the original Debentures for cancellation. Following the Recapitalization Event, all references in this Agreement to Event of Default (including, without limitation, the references set forth in Articles Seven and Eight hereof), shall be construed to mean the occurrence of a Mandatory Redemption Event as specified in the Series B Certificate of Designation.

     SECTION 3.2 SHAREHOLDER RATIFICATION. The Company has disclosed that the Reorganization will require the ratification and/or approval by the shareholders of the Company holding at least 50.1% of the Common Stock outstanding immediately preceding the Reorganization (the "Shareholder Ratification"). The Company and Orix hereby covenant and agree to operate the Company and Orix preceding the consummation of the Shareholder Ratification as if the Reorganization has occurred; PROVIDED, HOWEVER, the separate corporate existence of Orix shall be maintained, and the Company shall not comingle the assets and liabilities of Orix with the assets and liabilities of the Company or any other Subsidiary. The Company hereby agrees to use its best lawful efforts to obtain such Shareholder Ratification as soon as practicable following the Closing Date. The items which the Shareholder Ratification shall cover shall include, among other items requested by the Company and approved by the Purchasers, the following:

          (a)  Approval of the Reorganization; and

          (b) The reincorporation of the Company from the State of California to the State of Delaware (the "Reincorporation").

The Company acknowledges and agrees that the failure to obtain the Shareholder Ratification on the terms set forth above on or before the Recission Date shall result in the remedies available to the Purchasers as described in Section 10.3 below.

     SECTION 3.3 REINCORPORATION. In the event the Company obtains the Shareholder Ratification on the terms set forth above on or before the Recission Date, then (x) the Recapitalization Event shall occur following the Shareholder Ratification Event (assuming there then exists no Event of Default under the Debentures) and (y) the Series B Shares shall remain as issued and outstanding securities of the Company following the Reincorporation, and the Series B Certificate of Designation shall thereafter be governed by the laws of the State of Delaware.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company and Orix, jointly and severally, represent and warrant to the Purchasers, and each of them, as of the Closing Date the following:

     SECTION 4.1. ORGANIZATION AND QUALIFICATION. The Company and each Subsidiary is a corporation (or other legal entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (or organization), with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. SCHEDULE 4.1 sets forth a list of all Subsidiaries and the jurisdiction in which each is incorporated (or organized). The Company and each of its Subsidiaries is duly qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where such failure would not have a Material Adverse Effect. A "Material Adverse Effect" means any material adverse effect on the operations, results of operations, properties, assets, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

     SECTION 4.2.   AUTHORIZATION AND EXECUTION.

          (A) Each of the Company and Orix have all requisite corporate power and authority to enter into and perform each of the Transaction Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby and (with respect to the Company) to issue the Convertible Instruments in accordance with the terms hereof and thereof.

          (B) The execution, delivery and performance by the Company and Orix of each Transaction Agreement to which it is a party and the issuance by the Company of the Convertible Instruments have been duly and validly authorized and no further consent or authorization of the Company or Orix, or their respective Boards of Directors or shareholders is required.

          (C) This Agreement has been duly executed and delivered by the Company and Orix.

          (D) This Agreement constitutes, and upon execution and delivery thereof by the Company and Orix, each of the Transaction Agreements will constitute, a valid and binding agreement of the Company and Orix, in each case enforceable against the Company and Orix in accordance with its respective terms.

          (E) All representations and warranties of each party to the Reorganization Agreement are true and correct.

          (F) All representations and warranties of the Company and Orix in the Option Agreement are true and correct.

     SECTION 4.3. CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company and Orix is as set forth on SCHEDULE 4.3A hereto and no other shares of capital stock of the Company or Orix will be outstanding as of the Closing Date. SCHEDULE 4.3B sets forth a true and correct list of the shareholders of Orix. Orix was formerly known as Orix Leasing, Inc. Following the Reorganization, Orix shall be a wholly-owned Subsidiary of the Company, and the capitalization of the Company shall be as set forth on
SCHEDULE 4.3C hereto. All of such outstanding shares of capital stock are, and upon issuance of the Series B Shares will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights of the stockholders of the Company or any Liens or encumbrances imposed through the actions or failure to act of the Company. Other than as set forth on SCHEDULE 4.3A, B OR C hereto, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries are obligated to register the sale of any of its or their securities under the Securities Act (except pursuant to the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Convertible Instruments or the Conversion Shares. The Company has furnished to the Purchasers' true and correct copies of the Company's Corporate Documents and Subsidiary Corporate Documents, and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

     SECTION 4.4. GOVERNMENTAL AUTHORIZATION. The execution and delivery by the Company and Orix of the Transaction Agreements does not and will not, the issuance and sale by the Company of the Convertible Instruments does not and will not, and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (a) such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date, and (b) such actions or filings that, if not obtained, would not result in a Material Adverse Effect.

     SECTION 4.5. ISSUANCE OF SHARES. Upon conversion in accordance with the terms of the Debentures or the Series B Certificate of Designation, the shares of Common Stock issued upon conversion thereof (the "Conversion Shares") shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any taxes, Liens and charges with respect to issuance and shall not be subject to preemptive rights or similar rights of any other stockholders of the Company. Assuming the representations and warranties of the Purchasers herein are true and correct in all material respects, each of the Securities will have been issued in material compliance with all applicable United States federal securities laws. The Company understands and acknowledges that, in certain circumstances, the issuance of the Conversion Shares could dilute the ownership interests of other stockholders of the Company. The Company further acknowledges that its obligation to issue the Conversion Shares upon conversion of the Shares in accordance with this Agreement, the Debentures and the Series B Certificate of Designation is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

     SECTION 4.6. NO CONFLICTS. The execution and delivery by the Company and Orix of the Transaction Agreements to which each is a party did not and will not, the issuance and sale by the Company of the Securities did not and will not and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, as of the date hereof, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the Company Corporate Documents or Subsidiary Corporate Documents, (iii) any material agreement, judgment, injunction, order, decree or other material instrument binding upon the Company or any Subsidiary or any of their respective assets, or result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary. The Company and each Subsidiary is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties, except in each case where such failure would not have a Material Adverse Effect.

     SECTION 4.7.   FINANCIAL INFORMATION AND SEC REPORTS.

     (A) References in this Section 4.7(a) to the Company shall mean Touch Tone America, Inc. without giving effect to the Reorganization. Except as set forth on SCHEDULE 4.7(A), Since May 31, 1997, the Company has timely filed all forms, reports and documents with the Commission required to be filed by it under the Exchange Act through the date hereof (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being referred to herein collectively as the "SEC Reports"). The Company has delivered to each Purchaser true and complete copies of the SEC Reports, except for such exhibits and incorporated documents. Such SEC Reports, at the time filed, complied with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable to such SEC Reports. None of the SEC Reports, including without limitation, any financial statements or schedules included therein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. There have been no material adverse changes in the Company's business, properties, results of operations or financial condition since the date of the Company's most recent Report on Form 10-KSB for the year ended May 31, 1997, which have not been disclosed to the Purchasers in writing or as set forth in the SEC Reports. The audited and unaudited consolidated balance sheets of the Company and its Subsidiaries contained in the SEC Reports, and the related consolidated statements of income, changes in stockholders' equity and changes in cash flows for the periods then ended, including the footnotes thereto, except as indicated therein, (i) complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto and (ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. Such financial statements fairly present the financial condition of the Company and its Subsidiaries at the dates indicated and the consolidated results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against and all Debts and liabilities of the Company and its Subsidiaries, fixed or contingent. Since May 31, 1997 (the "Balance Sheet Date"), except as disclosed in the SEC Reports, there has been
(i) no material adverse change in the assets or liabilities, or in the business or financial condition, or in the results of operations, of the Company and its Subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (ii) no material adverse change in the assets or liabilities, or in the business or financial condition, or in the results of operations of the Company and its Subsidiaries except in the ordinary course of business.

     (B) The audited consolidated balance sheets of Orix and its subsidiaries contained in the consolidated statements of income, change in stockholders' equity and changes in cash flows for the period ended May 31, 1997, and the unaudited consolidated balance sheets of Orix and its subsidiaries contained in the consolidated statement of income, change in stockholder's equity and changes in cash flows for the period ended May 31, 1997 including the footnotes thereto, except as indicated therein, (i) complied in all material respects with applicable accounting requirements and (ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. Such financial statements fairly present the financial condition of Orix and its subsidiaries at the dates indicated and the consolidated results of their operations and cash flows for the period then ended and, except as indicated therein, reflect all claims against and all Debts and liabilities of Orix and its subsidiaries, fixed or contingent. There have been no material adverse changes in Orix's business, properties, or results of operations since May 31, 1997 which have not been disclosed to the Purchasers in writing.

     (C) Attached hereto as SCHEDULE 4.7(C) is a pro forma consolidated balance sheet of the Company consisting of the Company's unaudited estimated consolidated balance sheet as of August 31, 1997, adjusted to give effect to
(i) the results of operations of the Company and Orix through August 31, 1997,
(ii) the consummation of the Reorganization and (iii) consummation of the transactions contemplated herein. Such pro forma consolidated balance sheet has been prepared in accordance with GAAP and is accurate and complete in all material respects.

     SECTION 4.8. LITIGATION. Except as set forth on SCHEDULE 4.8, there is no action, suit or proceeding pending or, to the knowledge of the Company or Orix, threatened against the Company or any Subsidiary, before any court or arbitrator or any governmental body, agency or official in which, if adversely determined, could materially adversely affect the business, financial condition, operations, performance or properties of the Company or any Subsidiary or which challenges the validity of any Transaction Agreement.

     SECTION 4.9.   COMPLIANCE WITH ERISA AND OTHER BENEFIT PLANS.

     (A) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     (B) The benefit plans not covered under clause (a) above (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans, collectively the "Benefit Plans") relating to the employees of the Company and each Subsidiary are duly registered where required by, and are in good standing in all material respects under, all applicable laws. All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, the respective fund or funds established under the Benefit Plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.

     (C) No Benefit Plans have any Unfunded Liabilities, either on a "going concern" or "winding up" basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred and no condition exists with respect to any Benefit Plans that has resulted or could reasonably be expected to result in any pension plan having its registration revoked or wound up (in whole or in part) or refused for the purposes of any applicable laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties (in any material amounts) under any applicable laws.

     SECTION 4.10. ENVIRONMENTAL MATTERS. The costs and liabilities associated with Environmental Laws (including the cost of compliance therewith) are unlikely to have a material adverse effect on the business, financial condition, operations, performance or properties of the Company or any Subsidiary. Each of the Company and the Subsidiaries conducts its businesses in compliance in all material respects with all applicable Environmental Laws.

     SECTION 4.11. TAXES. Except as set forth on SCHEDULE 4.11, All United States federal, state, county, municipality local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company and each Subsidiary have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and each Subsidiary have been paid except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes or other governmental charges have been established in accordance with GAAP.

     SECTION 4.12. INVESTMENTS, JOINT VENTURES. Except for Orix following the Reorganization, the Company has no Subsidiaries or other direct or indirect Investment in any Person, and the Company is not a party to any partnership, management, shareholders' or joint venture or similar agreement, other than as set forth on SCHEDULE 4.12 hereto.

     SECTION 4.13. NOT AN INVESTMENT COMPANY. Neither the Company nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.14. FULL DISCLOSURE. The information heretofore furnished by the Company and Orix to the Purchasers for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company or any Subsidiary to the Purchasers will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

     SECTION 4.15. INTERNAL ACCOUNTING CONTROLS. The Company, Orix and each of the Company's other Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     SECTION 4.16. PERMITS. (a) Each of the Company and its Subsidiaries has all material Permits; (b) all such Permits are in full force and effect, and each of the Company and its Subsidiaries has fulfilled and performed all material obligations with respect to such Permits; and (c) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit.

     SECTION 4.17. LEASES. Except as disclosed on SCHEDULE 4.17 hereto, neither the Company nor any Subsidiary is a party to any capital lease obligation with a value greater than $50,000 or to any operating lease with an aggregate annual rental greater than $50,000 during the life of such lease.

     SECTION 4.18. ABSENCE OF ANY UNDISCLOSED LIABILITIES OR CAPITAL CALLS. There are no liabilities of the Company or any Subsidiary (including Orix) of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and to the Company's or Orix's knowledge, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the financial statements delivered pursuant to Section 4.7 hereof and (ii) other undisclosed liabilities which, individually or in the aggregate, would not have a Material Adverse Effect.

     SECTION 4.19. PUBLIC UTILITY HOLDING COMPANY. Neither the Company nor any Subsidiary is, or will be, upon the issuance and sale of the Securities and the use of the proceeds described herein, subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to issue and perform its obligations under any Transaction Agreement.

     SECTION 4.20. INTELLECTUAL PROPERTY RIGHTS. Each of the Company and its Subsidiaries owns, or is licensed under, and has the rights to use, all material patents (if any), trademarks, trade names, copyrights, technology, know-how and processes (collectively, "Intellectual Property") used in, or necessary for the conduct of its business; no claims have been asserted by any Person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto. To the best of the Company's and its Subsidiaries' knowledge, there is no valid basis for any such claim and the use of such Intellectual Property by the Company and its Subsidiaries will not infringe upon the rights of any Person.

     SECTION 4.21. INSURANCE. The Company and its Subsidiaries maintain insurance in the amounts set forth on SCHEDULE 4.21, which the Company believes are in at least such amounts and cover such risks such that any uninsured loss would not have a Material Adverse Effect. All insurance coverages of the Company and its Subsidiaries are in full force and effect and there are no past due premiums in respect of any such insurance.

     SECTION 4.22. TITLE TO PROPERTIES. The Company and its Subsidiaries have good and marketable title to all their respective properties reflected on the financial statements referred to in Section 4.7.

     SECTION 4.23. CURRENT PUBLIC INFORMATION. The Company is a "reporting issuer" as defined in Rule 902(l) of Regulation S and it has a class of securities (Common Stock) registered under Section 12(b) or 12(g) of the Exchange Act.

     SECTION 4.24. NO DIRECTED SELLING EFFORTS IN REGARD TO THIS TRANSACTION; COMPLIANCE WITH REGULATION S. The Company has not and no Purchaser nor any distributor, if any, participating in the offering of the Securities nor any of their respective affiliates nor any Person acting for the Company or any such distributor has conducted any "directed selling efforts" in connection with the offering described in this Agreement as that term is defined in Rule 902 of Regulation S. The Company has not offered the Securities to the Purchasers in the United States or to any Person in the United States or any U.S. person (as defined in Regulation S). The Company represents and warrants that the offering by the Company of the Securities to the Purchasers as contemplated in this Agreement is not part of a plan or scheme to evade the registration provisions of the Securities Act.

     SECTION 4.25. PURCHASE PRICE. The Board of Directors of the Company has concluded that the Purchase Price of the Debentures and the Conversion Price correspond to the fair market value of such Securities and that to the extent the Conversion price includes any discount to the Market Price, such discount is not excessive.

     SECTION 4.26. NO ACTION. The Company has not taken and will not take any action that will affect in any way the running of the Restricted Period or the ability of any Purchaser to resell freely, without restrictive legend following the running of the Restricted Period, the Convertible Instruments and/or Conversion Shares in accordance with applicable securities laws and this Agreement.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     SECTION 5.1. PURCHASERS. Each Purchaser severally (but not jointly) hereby represents and warrants to the Company solely as to such Purchaser that:

          (a) the Purchaser is not a "U.S. person" as that term is defined in Rule 902(o) of Regulation S (a copy of which definition is attached hereto as SCHEDULE 5.1(a), and such Purchaser is not an entity organized or incorporated under the laws of any foreign jurisdiction by any U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless the Purchaser is or was organized or incorporated by "U.S. persons" who are accredited investors (as defined in Rule 501(a) under the Securities Act) and who are not natural persons, estates or trusts;

          (b) the Convertible Instruments were not offered to the Purchaser in the United States and at the time of execution of this Agreement and at the time the buy order was originated, and of any offer to such Purchaser to purchase the Convertible Instruments hereunder, such Purchaser was outside the United States;

          (c) the Purchaser is purchasing the Convertible Instruments for its own account and not on behalf of or for the benefit of any U.S. person and the resale of the Convertible Instruments and Conversion Shares has not been prearranged with any buyer in the United States, and that any sale of the Convertible Instruments or Conversion Shares following the expiration of the Restricted Period may be made only pursuant to the registration of such Securities or an applicable exemption therefrom;

          (d) the Purchaser agrees that all offers and sales of the Convertible Instruments prior to the expiration of the Restricted Period shall not be made to U.S. persons or for the account or benefit of U.S. persons or within the United States and shall otherwise be made in compliance with the provisions of Regulation S;

          (e) the Purchaser has not been engaged or acted as or on behalf of a distributor or dealer (and is not an affiliate of a distributor or dealer) with respect to the offering of the Convertible Instruments;

          (f) the Purchaser shall take all reasonable steps to ensure its compliance with Regulation S and shall promptly send to each Person who acts as a distributor, dealer or a Person receiving a selling concession, fee or other remuneration in respect of any of the Convertible Instruments, who purchases prior to the expiration of the Restricted Period a confirmation or other notice to the Person stating that the Person is subject to the same restrictions on offers and sales as the Person pursuant to Section 901(c)(2)(iv) of Regulation S;

          (g) the Purchaser has not engaged in any "direct selling efforts" (as such term is defined in Regulation S) and has no present plan or intention of selling the Securities in the United States, has made no predetermined arrangements to sell the Securities (other than the registration provisions contained in the Registration Rights Agreement, which pertain only to a potential method of disposing of the shares of Common Stock) and that the offering of the Securities, together with any subsequent resale by any Purchaser of the Securities, is not part of a plan or scheme on the part of Purchaser to evade the registration provisions of the Securities Act;

          (h) the Purchaser currently does not have a short position in the Company's Common Stock, including any short call position or any long put position or any contract or arrangement that has the effect of eliminating or substantially diminishing the risk of ownership of the Convertible Instruments, nor has any Purchaser engaged in any hedging transaction with respect to the Convertible Instruments (or the Common Stock of the Company);

          (i) The Purchaser is not an officer, director or "affiliate" (as that term is defined in Rule 405 under the Securities Act) of the company or an "underwriter" or "dealer" (as such terms are defined in the federal securities law of the United States). If the Purchaser becomes an affiliate of the Company at any time after purchasing the Debentures, the Purchaser understands and agrees that every sale made by it thereafter must be made in compliance with the provisions of Rule 144 of the Act (except for the four (4) year holding period requirement), including the filing of Form 144 with the Commission at the time of the sale, as required under Rule 144. The Purchaser understands and agrees that the provisions of Rule 144, if at any time applicable to it, are separate and apart from and independent of any restrictions imposed by Regulation S and will apply even after the expiration oft he applicable restricted period under Regulation S.

          (j) If at any time after the expiration of the restricted period the Purchaser wishes to transfer or attempts to transfer the Debentures to a U.S. Person, Purchaser agrees to notify the Company if at such time it is an "affiliate" of the Company or is then acting as an "underwriter", "dealer" or "distributor" as to such Debentures (as such terms are defined in the federal securities laws of the United States or the regulations promulgated thereunder, including, but not limited to, Regulation S), or if such transfer is being made as apart of a plan or scheme to evade the registration provisions of the Securities Act.

          (k) this Agreement and the remaining Transaction Agreements to which it is a party have been duly executed and delivered in London, England by the Purchaser.

          (l) the Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account and, as of the date hereof, not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities law; provided that the disposition of the Purchaser's property (including the Conversion Shares) shall at all times be and remain within its control;

          (m) the execution, delivery and performance of this Agreement and the purchase of the Securities pursuant hereto are within Purchaser's corporate or partnership powers, as applicable, and have been duly and validly authorized by all requisite corporate or partnership action;

          (n) this Agreement has been duly executed and delivered by the Purchaser;

          (o) such Purchaser understands that the Securities have not been registered under the Securities Act and may not be transferred or sold except as specified in this Agreement;

          (p) this Agreement constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms when executed and delivered by the Company (subject to (i) applicable bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) equitable principles of general applicability);

          (q) the Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and the Purchaser is capable of bearing the economic risks of such investment;

          (r) the Purchaser is knowledgeable, sophisticated and experienced in business and financial matters; the Purchaser has previously invested in securities similar to the Securities and fully understands the limitations on transfer described herein; the Purchaser has been afforded access to information about the Company and the financial condition, results of operations, property, management and prospects of the Company sufficient to enable it to evaluate its investment in the Securities; the Purchaser has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and the risks of investing in the Securities; and the Purchaser has been afforded the opportunity to obtain such additional information which the Company possesses or can acquire that is necessary to verify the accuracy and completeness of the information given to the Purchaser concerning the Company. The foregoing does not in any way relieve the Company of its representations and other undertakings hereunder, and shall not limit any Purchaser's ability to rely thereon; and

          (s) no part of the source of funds used by the Purchaser to acquire the Securities constitutes assets allocated to any separate account maintained by the Purchaser in which any employee benefit plan (or its related trust) has any interest.

                                  ARTICLE VI

                CONDITIONS PRECEDENT TO PURCHASE OF SECURITIES

     SECTION 6.1. CONDITIONS PRECEDENT TO THE PURCHASERS' OBLIGATION TO PURCHASE. The obligation of each Purchaser hereunder to purchase the Debentures is subject to the satisfaction, on the Closing Date, of each of the following conditions, provided that these conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion:

          (a) The Reorganization (other than the Shareholder Ratification) shall have been consummated substantially in accordance with the terms of the Reorganization Agreement without amendment or alteration of any term thereof, except for the amendments specified on SCHEDULE 6.1(a) hereto (including the amendments to reflect the Shareholder Lock-Up Letters) which shall be adopted prior to consummation of the Reorganization;

          (b) The Company shall have consummated the UCI Teleport Acquisition substantially in accordance with the terms of the UCI Teleport Agreement without amendment or alteration of any term thereof (or such matter shall be addressed in the manner set forth in the Funds Flow Memorandum);

          (c) The Company shall have consummated the AT&T Settlement substantially in accordance with the terms of the AT&T Settlement Agreement without amendment or alteration of any term thereof (or such matter shall be addressed in the manner set forth in the Funds Flow Memorandum);

          (d) The Company shall have executed and delivered to Infinity Investors Limited the Option Agreement (and each agreement referenced therein) and the Company and Infinity Investors Limited shall have consummated the transactions contemplated therein;

          (e) The Company and each Orix Shareholder shall have executed and delivered, and performed the obligations set forth under, the Orix Stock Pledge Agreement;

          (f) The Company and Orix shall have executed this Agreement, the Company shall have executed the Registration Rights Agreement, and Orix shall have executed the Orix Asset Pledge Agreement, and delivered the same to the Purchasers;

          (g) The Company shall have delivered to the Purchasers duly executed the Debentures in accordance with Section 2.3 hereof;

          (h) The Company shall have delivered to the Purchasers the Solvency Certificate substantially in the form of EXHIBIT H;

          (i) The representations and warranties of the Company contained in each Transaction Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specified date) and the Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by such Transaction Agreements to be performed, satisfied or complied with by it at or prior to the Closing Date. The Purchasers shall have received an Officer's Certificate, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Purchasers, including but not limited to, certificates with respect to the Company Corporate Documents, resolutions relating to the transactions contemplated hereby and the incumbencies of certain officers and Directors of the Company.
     The form of such certificate is attached hereto as EXHIBIT F;

          (j) Nothing shall have occurred which the Purchasers or the Purchasers shall determine have, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Purchasers, or on the ability of the Company to perform its obligations to the Purchasers or which have, or could reasonably be expected to have, a materially adverse effect on the business, operations, property, assets, liabilities, conditions (financial or otherwise) or prospects of the Company;

          (k) All necessary governmental (domestic and foreign) and third party approvals in connection with the transactions contemplated by the Transaction Agreements and otherwise referred to herein or therein shall have been attained and remain in effect, and all applicable waiting periods shall have expired without action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Transaction Agreements and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed for a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated by the Transaction Agreements;

          (l) All applicable waiting periods in respect to the issuance and sale of the Debentures shall have expired without any action having been taken by any competent authority that could restrain, prevent or impose any materially adverse conditions thereon or that could seek or threaten any of the foregoing;

          (m) No law or regulation shall have been imposed or enacted that, in the judgment of the Purchasers, could adversely affect the transactions set forth herein or in the other Transaction Agreements, and no law or regulation shall have been proposed that could reasonably have any such effect;

          (n) Each of the Purchasers shall have received an opinion, dated the Closing Date, of counsel to the Company, substantially in the form attached as EXHIBIT L hereto;

          (o) All corporate and legal proceeds and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Transaction Agreements shall be satisfactory in form and substance to the Purchasers, and the Purchasers shall have received all information and copies of documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates, and bring-down telegrams, if any, which the Purchasers reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or government authorities;

          (p) Except as disclosed on SCHEDULE 4.8, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any documentation executed in connection herewith or the actions contemplated hereby which the Purchasers shall determine could reasonably be expected to have a materially adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company;

          (q) There shall have been delivered to the Purchasers true and correct copies, certified as true and complete by the appropriate officer of the Company of (i) all Plans, (ii) all agreements entered into by the Company or any Subsidiary governing the terms and relative rights of its capital stock and any agreements entered into by its shareholders relating to any such entity with respect to their capital stock, (iii) all agreements with members of, or with respect to, the management of the Company or any Subsidiary, (iv) any employment agreements entered into by the Company or any Subsidiary, (v) all collective bargaining agreements applying or relating to any employee of the Company or any Subsidiary, and
     (vi) all agreements evidencing or relating to Debt of the Company or any Subsidiary which exceeds (or upon utilization of any unused commitments may exceed) $50,000; all of which documents and agreements shall be in form and substance satisfactory to the Purchasers and shall be in full force and effect on the Closing Date;

          (r) There shall have not occurred any disruption or adverse change in the financial or capital markets generally, or in the market for the Common Stock (including, but not limited to any suspension or delisting, which the Purchasers reasonably deem material in connection with the purchase of the Securities);

          (s) The Company shall have paid to the Purchasers all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Purchasers, pursuant to the Transaction Agreements, to the extent then due;

          (t) The Purchasers shall have confirmed receipt of the Debentures to be issued, duly executed by the Company in the denominations and registered in the names of the Purchasers as specified in or pursuant to
     SCHEDULE 2.1;

          (u) Immediately before and after the Closing Date, no Default or Event of Default under the Debentures shall have occurred and be continuing;

          (v) The Company shall have entered into an agreement on terms acceptable to the Purchasers and substantially in the form of EXHIBIT M attached hereto restricting for a period of two (2) years from the Closing Date the Company's right to sell or otherwise dispose of the shares of common stock of UPC issuable upon conversion of the UPC Debentures and/or UPC Preferred Stock;

          (w) The Company shall have supplied to the Purchasers the proposed list of officers and directors of the Company following the Reorganization;

          (x) Kerry Rogers and Jack Higgins shall have executed Shareholder Lock-Up Letters in the form attached hereto as Exhibit O; and

          (y) The Purchasers shall have received all other opinions, resolutions, certificates, instruments, agreements or other documents as they shall reasonably request.

     SECTION 6.2. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company to issue and sell the Securities to the Purchasers pursuant to this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

          (a) The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects on the Closing Date and the Purchasers shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by the Purchasers at or prior to the Closing Date;

          (b) The issue and sale of the Securities by the Company shall not be prohibited by any applicable law, court order or governmental regulation;

          (C) Receipt by the Company of duly executed counterparts of this Agreement, the Registration Rights Agreement and the Option Agreement (and each agreement referenced therein) signed by Infinity Investors Limited; and

          (D)  The Company shall have received payment of the Purchase Price.

                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

     The Company (and Orix, until the Shareholder Ratification has been consummated) hereby agrees that, from and after the date hereof for so long as any of the Convertible Instruments remain outstanding and for the benefit of the Purchasers:

     SECTION 7.1. INFORMATION. The Company will deliver to each holder of the Convertible Instruments:

          (A) AUDITED ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows and stockholders' equity (deficit) for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and certified by independent public accountants of the Company of nationally recognized standing in each case together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Company, which audit was conducted in accordance with GAAP, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred or is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof;

          (B) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows and stockholders' equity (deficit) for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to footnote presentation and normal year-end adjustments), as to fairness of presentation,

     GAAP and consistency, by the chief financial officer or the chief accounting officer of the Company;

          (C) FILINGS UNDER SECURITIES ACT AND EXCHANGE ACT. Promptly upon the filing thereof, copies of (i) all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), (ii) all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company or any Subsidiary has filed with the Commission and (iii) any material press releases issued by the Company or any Subsidiary;

          (D) OFFICER'S CERTIFICATES. Simultaneously with the delivery of each item referred to in clauses (a) and (b) above, a certificate from the Company stating that no Default or Event of Default has occurred and is continuing, or within five Business Days after any officer of the Company obtains knowledge of a Default or Event of Default , a certificate of the chief financial officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (E) OTHER REPORTS AND FILINGS. Promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders;

          (F) ERISA EVENTS. If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice;
     (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or
     (vii) fails to make any required payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

          (G) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within three Business Days after an officer of the Company obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental proceeding pending (x) against the Company or any of its Subsidiaries which would materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries or (y) with respect to this Agreement or any of the other Transaction Agreements, and (iii) any other event which is likely to materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries; and

          (H) OTHER INFORMATION. From time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Purchasers may reasonably request.

     SECTION 7.2. PERFORMANCE OF OBLIGATIONS. The Company will, and will cause each of its Subsidiaries to, perform all its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not in the aggregate have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

     SECTION 7.3. MAINTENANCE OF PROPERTY; INSURANCE. The Company will, and will cause each Subsidiary to, keep all property useful and necessary in its business in good working order and condition, (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as is common in the industry, (iii) furnish to the Purchasers' Representative, upon written request, full information as to the insurance carried.

     SECTION 7.4. MAINTENANCE OF EXISTENCE. The Company will continue, and each Subsidiary will continue, to engage in business of the same general type as now conducted by the Company and such Subsidiaries, and will preserve, renew and keep in full force and effect its respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

     SECTION 7.5. COMPLIANCE WITH LAWS. The Company will and will cause each Subsidiary to comply, in all material respects, with all federal, state, municipal, local or foreign laws, ordinances, rules, regulations, municipal by-laws, codes and requirements of governmental authorities in respect of the conduct of its business and the ownership of its property (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where non-compliance therewith could not reasonably be expected, in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or such Subsidiary.

     SECTION 7.6. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Company will and will cause each Subsidiary to keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to their respective businesses and activities. The Company will, and will cause each Subsidiary to, permit, during normal business hours upon reasonable notice, officers and designated representatives of the Purchasers' Representative to visit and inspect properties of the Company, upon reasonable prior notice, to examine and make abstracts from any of the books and records of the Company and to discuss the affairs, finances and accounts of the Company with its executive officers and independent public accountants, all at such reasonable times at the Company's expense.

     SECTION 7.7. INVESTMENT COMPANY ACT. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

     SECTION 7.8. SUPPLEMENTAL INFORMATION. If at any time the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the holders from time to time of Securities, and prospective purchasers of Securities, information satisfying the information requirements of Rule 144 under the Securities Act.

     SECTION 7.9. USE OF PROCEEDS. The proceeds from the issuance and sale of the Debentures by the Company and Orix shall be used for the purposes set forth in the Funds Flow Memorandum. None of the proceeds from the issuance and sale of Debentures by the Company pursuant to this Agreement will be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System.

     SECTION 7.10. COMPLIANCE WITH TERMS AND CONDITIONS OF MATERIAL CONTRACTS. The Company will comply and will cause each Subsidiary to comply, in all material respects, with all terms and conditions of all material contracts to which it is subject.

     SECTION 7.11 BLUE SKY LAWS. The Company shall, on or before the Closing Date, take such action as the Company shall reasonable determine is necessary to qualify the Convertible Instruments for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Purchaser and the Purchasers' Representative on or prior to the Closing Date.

     SECTION 7.12 OBSERVER RIGHTS. As long as the Purchasers own, in the aggregate, not less than twenty five percent (25%) of the Convertible Instruments issued hereunder (or an equivalent amount of Common Stock issued upon conversion thereof), a representative of the Purchasers (the "Observer") will have all the rights of a director (exclusive of payment of director fees) pursuant to the Company's Corporate Documents but will not attend meetings of the Company's Board of Directors and will not be entitled to vote on matters submitted for the Board's approval. The Company shall provide to the Observer copies of all notices, minutes, consents, and other materials that it provides to its Directors (including but not limited to the minutes of shareholders' meetings); provided, however, that the Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of material inside information or trade secrets to the Observer. At the request of the Purchasers, key members of the Company's management and executive officers will meet with the Observer no less than four (4) times per calendar year, at the Company's facilities and at the Company's expense.

     SECTION 7.13. MAINTENANCE OF REPORTING STATUS; SUPPLEMENTAL INFORMATION. So long as any of the Securities are outstanding, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would permit such termination. If at anytime the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the holders from time to time of Securities, and prospective purchasers of Securities, information satisfying the information requirements of Rule 144 under the Securities Act.

     SECTION 7.14. OTC ELIGIBILITY. Unless the Common Stock becomes listed on the Nasdaq Stock Market's National Market, Nasdaq Stock Market's SmallCap Market, American Stock Exchange or New York Stock Exchange, the Company shall take all actions necessary such that the Company's Common Stock will be (i) eligible for quotation on the OTC Market and

(ii) "active" securities (as such term is defined by NASD regulations) satisfying the frequency-of-quotation requirement and traded on the OTC Market. Additionally, the Company shall take all actions necessary such that at least ten (10) members of the NASD continue to be registered as market makers with respect to the Company's shares of Common Stock.

     SECTION 7.15. KEY-MAN INSURANCE POLICY. Within 30 days of Closing, the Company shall purchase a $3 million key-man life insurance policy (the "Key Man Policy") on the life of Kerry Rogers. The Company shall appoint the Purchasers as the primary beneficiary of the Key Man Policy to the extent of the remaining balance (i.e., the principal amount and accrued interest or Stated Value and accrued dividends) of the Convertible Instruments and any remaining proceeds shall be payable to the Company. The Company shall maintain the Key Man Policy for so long as the Purchasers hold at least $500,000 of the Convertible Instruments.

                                 ARTICLE VIII

                              NEGATIVE COVENANTS

     The Company (and Orix, until the Shareholder Ratification has been consummated) hereby agrees that, from and after the date hereof for so long as any Convertible Instruments remain outstanding and for the benefit of the
Purchasers:

     SECTION 8.1. CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. Except for consummation of the Reorganization and mergers contemplated by the Reincorporation, the Company will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets ("Asset Sale") (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, or permit any of its Subsidiaries so to do any of the foregoing, except that the Company and its Subsidiaries may (i) make sales of inventory in the ordinary course of business, and (ii) in the ordinary course of business, sell equipment which is uneconomical or obsolete.

     SECTION 8.2. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Company, other than on terms and conditions substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

     SECTION 8.3. RESTRICTIONS ON CERTAIN AMENDMENTS. Except for the Reincorporation, neither the Company nor any Subsidiary will waive any provision of, amend, or suffer to be amended, any provision of such entity's existing Debt, any material contract or agreement previously or hereafter filed by the Company with the Commission as part of its SEC Reports, any Company Corporate Document or Subsidiary Corporate Document if such amendment, in the Company's reasonable judgment, would materially adversely affect the Purchasers or the holders of the Securities without the prior written consent of the Purchasers.

     SECTION 8.4    PROHIBITION ON DISCOUNTED EQUITY OFFERINGS.

          (a) Until such time as all of the Convertible Instruments have been either redeemed or converted into Conversion Shares in full, the Company agrees that it will not issue any of its equity securities (or securities convertible into or exchangeable or exercisable for equity securities (collectively, the "Derivative Securities"), on terms that allow a holder thereof to acquire such equity securities (or Derivative Securities) at a discount to the Market Price of the Common Stock at the time of issuance or, in the case of Derivative Securities (other than the Shares) at a conversion price based on any formula (other than standard anti-dilution provisions) based on the Market Price on a date later than the date of issuance so long as such conversion is not below the Market Price on the date of issuance (each such event, a "Discounted Equity Offering"). As used herein, "discount" shall include, but not be limited to, (i) any warrant, right or other security granted or offered in connection with such issuance which, on the applicable date of grant, is offered with an exercise or conversion price, as the case may be, at less than the then current Market Price of the Common Stock or, if such security has an exercise or conversion price based on any formula (other than standard anti-dilution provisions) based on the Market Price on a date later than the date of issuance, then at a price below the Market Price on such date of exercise or conversion, as the case may be, or (ii) any commissions, fees or other allowances paid in connection with such issuances (other than customary underwriter or placement agent commissions, fees or allowances). For the purposes of determining the Market Price at which Common Stock is acquired under this Section, normal underwriting commissions and placement fees (including underwriters' warrants) shall be excluded.

          (b) Until such time as all of the Convertible Instruments have been either redeemed or converted into Conversion Shares in full, the Company agrees it will not issue any of its equity securities (or Derivative Securities), unless any shares of Common Stock issued or issuable in connection therewith are "restricted securities". As used herein "restricted securities" shall mean securities which may not be sold by virtue of contractual restrictions imposed by the Company either pursuant to an exemption from registration under the Securities Act or pursuant to a registration statement filed by the Company with the Commission, in each case prior to eighteen (18) months following the date of issuance of such securities.

          (c) The restrictions contained in this Section 10.5 shall not apply to the issuance by the Company of (or the agreement to issue) Common Stock or Derivative Securities in connection with (i) the acquisition (including by merger) of a business or of assets otherwise permitted under this Agreement, (ii) stock option or other compensatory plans, or (iii) issuance of Common Stock pursuant to the terms of the Equity Line.

     SECTION 8.5 EXECUTIVE COMPENSATION. The Company shall not pay any of its employees more than $100,000 per annum, without approval of the Company's compensation committee, except for Kerry Rogers whose base salary shall be $250,000 for calendar year 1998, with not more than $150,000 thereof paid during calendar year 1998 (with any deferred portion being payable in January
1999), plus perquisites which shall not exceed $3,000 per month. In addition, the Company shall be permitted to establish compensation plans (including stock option plans) that are comparable to other companies of similar size in similar industries, and which are approved by the Company's compensation committee.

     SECTION 8.6 REGISTRATION RIGHTS. The Company shall not grant any registration rights to any parties receiving warrants to acquire Common Stock in connection with the Reorganization or this Agreement.

                                  ARTICLE IX

                              RESTRICTIVE LEGENDS

     SECTION 9.1 RESTRICTIVE LEGENDS. The Convertible Instruments shall bear a legend substantially as set forth below and any other legend, if such legend or legends are reasonably required to comply with state, federal or foreign law. Assuming that there are no changes in the material facts represented by the Purchasers in Section 5.1 of this Agreement or applicable law from the date hereof until the date of conversion, all certificates representing the Conversion Shares into which the Convertible Instruments are converted after the Restricted Period shall be issued without any restrictive legend.

     "The securities of Touch Tone America, Inc. represented hereby have been issued pursuant to Regulation S, promulgated under the United
     States Securities Act of 1933, as amended (the "Act"), and have not been registered under the Act or any applicable state securities laws. These securities may not be offered or sold within the United
     States or to or for the account of a "U.S. Person" (as that term is defined in Regulation S) during the period commencing on the date of sale of these securities and ending following the fortieth day thereafter. These securities may first be converted into common stock on February 16, 1998."

     SECTION 9.2. ISSUANCE OF COMMON SHARES; TRANSFERS. Upon conversion of the Convertible Instruments, the Company will, and will use its best lawful efforts to cause its transfer agent to, issue within three (3) Business Days of the delivery of a Notice of Conversion one or more certificates representing shares of Common Stock in such name or names and in such denominations specified by a Purchaser in a Notice of Conversion. The shares of Common Stock to be issued upon conversion of the Convertible Instruments shall not bear any restrictive legends and shall be freely transferable upon expiration of the Restricted Period, subject to compliance with the terms of the Convertible Instruments. The Company agrees that no instructions other than these instructions, and instructions for a "stop transfer" until the end of the Restricted Period have been or will be given to its transfer agent and also agrees that the Convertible Instruments or Conversion Shares, as applicable, shall otherwise be freely transferable by Purchaser on the books and records of the Company subject to compliance with Federal and state securities laws and the terms of the Convertible Instruments. The Company will notify its transfer agent of the Closing Date and of the date of expiration of the Restricted Period. Nothing in this section shall affect in any way a Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

                                   ARTICLE X

                    ADDITIONAL AGREEMENTS AMONG THE PARTIES

     SECTION 10.1. REGISTRATION RIGHTS. The Company shall grant the Purchasers registration rights covering the Conversion Shares and Warrant Shares on the terms set forth in the Registration Rights Agreement.

     SECTION 10.2.  ADDITIONAL EQUITY.

          (a) Following the Closing Date and at the times specified in subsection (b) below, the Purchasers (whether one or more) agree to use reasonable good faith efforts (but shall not be obligated) to provide the Company either (x) a structured equity funding line with a maximum commitment of $2,500,000 (the "Equity Line") or (y) a commitment to acquire an additional $2,500,000 stated value of Series B Shares containing terms (including the Conversion Price) identical to those provided herein and in the Series B Certificate of Designation (the "Additional Series B Share Acquisition"). The terms of Equity Line will allow the Company to issue Common Stock from time to time to the Purchasers, at a purchase price equal to 85% of the then applicable Market Price of the Common Stock. The definitive documentation (which shall be satisfactory to

     Purchasers in their sole discretion) establishing the Equity Line will contain certain customary conditions to funding (similar to the condition specified in Section 6.1 hereof), including, without limitation, (i) the continued effectiveness of a registration statement and prospectus allowing the public resale of the Common Stock purchased under the Equity Line by the Purchasers, (ii) no Event of Default shall exist hereunder,
     (iii) the financial condition of the Company shall be acceptable to the Purchasers, and (iv) the Purchasers shall be satisfied in their sole discretion with the financial and capital markets generally, including the market for the Common Stock (including, without limitation, the average trading volume and average Closing Bid Price of the Common
     Stock). The definitive documentation (which shall be satisfactory to Purchasers in their sole discretion) establishing the Additional Series B Share Acquisition will contain certain customary conditions to closing (similar to the conditions specified in Section 6.1 hereof), including, without limitation (i) the continued applicability of Regulation S with a Restricted Period not greater than 40 days following the issuance of the additional Series B Shares, (ii) no Event of Default shall exist hereunder, (iii) the financial condition of the Company shall be acceptable to the Purchasers and (iv) the Purchasers shall be satisfied in their sole discretion with the financial and capital markets generally, including the market for the Common Stock (including, without limitation, the average trading volume and average Closing Bid Price of the Common Stock).

          (b) Commencing July 1, 1998 and continuing through December 1, 1998, the Company may request that the Purchasers provide either the Equity Line or the Additional Series Share Acquisition. Upon receipt of any such notice delivered prior to July 31, 1998, the Purchasers and the Company shall then, in good faith, use all reasonable efforts to immediately prepare the definitive documentation necessary for the applicable financing (i.e., Equity Line or Additional Series B Share Acquisition) consistent with the requirements of subsection (a) above. Upon presentation of such definitive documentation to the Company, the Company shall either (x) execute the definitive documentation with respect to the Equity Line or Additional Series B Share Acquisition, as applicable, or
     (y) in lieu thereof, the Warrants shall vest in accordance with their terms. In addition, if the Company fails to notify the Purchasers by July 31, 1998 that the Company desires the Purchasers to provide either the Equity Line or Additional Series B Share Acquisition, then the Warrants shall vest in accordance with their terms (collectively, the "WARRANT VESTING EVENTS").

     SECTION 10.3. SHAREHOLDER RATIFICATION. As contemplated by Article III above, the Company hereby agrees that it shall utilize its best lawful efforts to obtain the Shareholder Ratification as soon as practicable following the Closing Date and in all events by the Rescission Date. In the event the Shareholder Ratification is not obtained by the Rescission Date, the Purchasers, at their option, shall have the right ("Rescission Right") to require the Company and

Orix, jointly and severally, to repay all of the Debentures issued to the Purchasers hereunder for a purchase price equal to the outstanding balance due and owing (including without limitation accrued and unpaid interest) thereon (the "Rescission Price"). The Rescission Price shall be payable to the Purchasers in immediately available funds within one (1) Business Day of the Company's receipt of written notice of the Purchaser's election to exercise the Rescission Right hereunder. The Company's obligation to pay the Rescission Price shall be a joint and several obligation of Orix by virtue of Orix's execution of this Agreement (the "Orix Obligation"). The Orix Obligation shall be secured by a pledge (x) by the Company and each Orix Shareholder to the Purchasers of all outstanding capital stock of Orix pursuant to the form of Stock Pledge Agreement in the form attached hereto as EXHIBIT N (the "Orix Stock Pledge Agreement") and by (y) Orix of all of its assets pursuant to the form of Asset Pledge Agreement in the form attached hereto as EXHIBIT N-1 (the "ORIX ASSET PLEDGE AGREEMENT"); PROVIDED, HOWEVER, the Purchasers hereby agree to refrain from exercising their remedies thereunder (except in the case of an Event of Default) for a period of thirty
(30) days following the Recission Date during which period Orix shall in good faith seek to repay the Convertible Instruments pursuant to their terms or such other terms and shall be acceptable to the Purchasers.

                                  ARTICLE XI

                                 MISCELLANEOUS

     SECTION 11.1. NOTICES. All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereafter specify for the purpose to the other parties. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, (ii) if given by mail, four (4) days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section.

     SECTION 11.2.  NO WAIVERS; AMENDMENTS.

          (A) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

          (B) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by the Company; provided, that without the consent of each Purchaser affected thereby, an amendment or waiver may not restrict or limit such Purchaser's rights under the Certificates of Designation. In determining whether the requisite number of holders of the Shares have concurred in any direction, consent, or waiver as provided in any Transaction Agreement, Shares which are owned by the Company or any other obligor on or guarantor of the Shares, or by any Person
     Controlling, Controlled by, or under Common Control with any of the foregoing, shall be disregarded and deemed not to be outstanding for the purpose of any such determination; and provided further that no such amendment, supplement or waiver which affects the rights of the Purchasers and their Affiliates otherwise than solely in their capacities as holders of Shares shall be effective with respect to them without their prior written consent.

     SECTION 11.3.  INDEMNIFICATION BY THE COMPANY.

          (a) The Company agrees to indemnify and hold harmless each Purchaser, its Affiliates, and each Person, if any, who controls such Purchaser, or any of its Affiliates, within the meaning of the Securities Act or the Exchange Act (each for purposes of this Section 11.3 a "Controlling Person"), and the respective partners, agents, employees, officers and directors of each Purchaser, their Affiliates and any such Controlling Person (each for purposes of this Section 11.3 an "Indemnified Party" and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto, provided that the Company shall not be obligated to advance such costs to any Indemnified Party other than the Purchasers unless it has received from such Indemnified Party an undertaking to repay to the Company the costs so advanced if it should be determined by final judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder with respect to such costs) which may be incurred by such Indemnified Party in connection with any investigative, administrative or judicial proceeding brought or threatened that relates to or arises out of, or is in connection with any activities contemplated by any Transaction Agreement or any other services rendered in connection herewith; provided that the Company will not be responsible for any claims, liabilities losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result from such Indemnified Party's gross negligence, willful misconduct or bad faith.

          (b) If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Company under this Agreement, such Indemnified Party shall promptly notify the Company in writing and the Company, at its option, may, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Company shall not affect any obligations the Company may have to such Indemnified Party under this Agreement or otherwise unless the Company is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Company has failed to assume the defense and employ counsel or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified
     Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by the Purchasers. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which shall not be unreasonably withheld) and the Company agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of settlement of any action effected with the consent of the Company. In addition, the Company will not, without the prior written consent of the Purchasers, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of the Purchasers and the other Indemnified Parties, satisfactory in form and substance to the Purchasers, from all liability arising out of such action, claim, suit or proceeding.

          (c) If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Purchasers on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Purchasers on the other, but also the relative fault of the Company and the Purchasers as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 11.3, the aggregate contribution of all Indemnified Parties shall not exceed the amount of interest and fees actually received by the Purchasers pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and the Purchasers on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation

          (d) The indemnification, contribution and expense reimbursement obligations set forth in this Section 11.3 (i) shall be in addition to any liability the Company may have to any Indemnified Party at common law or otherwise, (ii) shall survive the termination of this Agreement and the other Transaction Agreements and the payment in full of the Convertible Instruments and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchasers or any other Indemnified Party.

     SECTION 11.4.  INDEMNIFICATION BY THE PURCHASER.

          (a) The Purchaser agrees to indemnify and hold harmless the Company, its Affiliates, and each Person, if any, who controls the Company, or any of its Affiliates, within the meaning of the Securities Act or the Exchange Act (each for purposes of this Section 11.4 a "Controlling Person"), and the respective partners, agents, employees, officers and directors of the Company, their Affiliates and any such Controlling Person (each for purposes of this Section 11.4 an "Indemnified Party" and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto, provided that the Purchaser shall not be obligated to advance such costs to any Indemnified Party other than the Companies unless it has received from such Indemnified Party an undertaking to repay to the Purchaser the costs so advanced if it should be determined by final judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder with respect to such costs) which may be incurred by such Indemnified Party in connection with any breach of the representations and warranties of the Purchaser contained in this Agreement; provided that the Purchaser will not be responsible for any claims, liabilities losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result from such Indemnified Party's gross negligence, willful misconduct or bad faith.

          (b) If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Purchaser under this Agreement, such Indemnified Party shall promptly notify the Purchaser in writing and the Purchaser, at its option, may, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Purchaser shall not affect any obligations the Purchaser may have to such Indemnified Party under this Agreement or otherwise unless the Purchaser is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Purchaser has failed to assume the defense and employ counsel or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Purchaser, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Purchaser, in which case, if such Indemnified Party notifies the Purchaser in writing that it elects to employ separate counsel at the expense of the Purchaser, the Purchaser shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that the Purchaser shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by the Companies. The Purchaser shall not be liable for any settlement of any such action effected without the written consent of the Purchaser (which shall not be unreasonably withheld) and the Purchaser agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of settlement of any action effected with the consent of the Purchaser. In addition, the Purchaser will not, without the prior written consent of the Companies, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of the Companies and the other Indemnified Parties, satisfactory in form and substance to the Companies, from all liability arising out of such action, claim, suit or proceeding.

          (c) If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Purchaser shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Purchaser on the one hand and by the Companies on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Purchaser on the one hand and the Companies on the other, but also the relative fault of the Purchaser and the Companies as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 11.4, the aggregate contribution of all Indemnified Parties shall not exceed the amount of interest and fees actually received by the Companies pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Purchaser on the one hand and the Companies on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Purchaser or by the Companies and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation

          (d) The indemnification, contribution and expense reimbursement obligations set forth in this Section 11.4 (i) shall be in addition to any liability the Purchaser may have to any Indemnified Party at common law or otherwise, (ii) shall survive the termination of this Agreement and the other Transaction Agreements and the payment in full of the Convertible Instruments and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Companies or any other Indemnified Party.

     SECTION 11.5. EXPENSES: DOCUMENTARY TAXES. The Company agrees to pay (i) the greater of $25,000 or all actual reasonable out-of-pocket expenses of the Purchasers, including fees and disbursements of counsel, in connection with (x) the negotiation and preparation of this Agreement (the "Expense Reimbursement Fee") and (y) any waiver or consent hereunder or under any other Transaction Agreement or any amendment hereof or thereof and (ii) all reasonable out-of-pocket expenses of the Purchasers and each holder of Securities, including fees and disbursements of counsel, in connection with any collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. In addition, the Company agrees to pay any and all stamp, transfer and other similar taxes, assessments or charges payable in connection with the execution and delivery of any Transaction Agreement or the issuance of the Securities to the Purchasers, excluding their assigns.

     SECTION 11.6. PAYMENT. The Company agrees that, so long as a Purchaser shall own any Shares issued by the Company hereunder, the Company will make any payments required to such Purchaser of all amounts due thereon by wire transfer by 1:00 P.M. (New York City time) on the date of payment.

     SECTION 11.7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and upon the Purchasers and their respective successors and assigns; provided that the Company shall not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Purchasers. All provisions hereunder purporting to give rights to Purchasers and their Affiliates or to holders of Securities are for the express benefit of such Persons and their successors and assigns.

     SECTION 11.8. BROKERS. Except as set forth on SCHEDULE 11.7, the Company represents and warrants that it has not employed any broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder's or other fee or commission payable by the Company or the Purchasers in connection with the sale of the Securities. Each Purchaser hereby warrants that it has not employed any broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the sale of the Securities.

     SECTION 11.9. CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEVADA. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR CLARK COUNTY AND OF ANY NEVADA STATE COURT SITTING IN NEVADA FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     SECTION 11.10. FURTHER ASSURANCE. The Company, the Purchasers' Representative and the Purchasers shall each take such further actions as requested by any party hereto which are necessary, desirable or proper to carry out the purposes of this Agreement and each Transaction Agreement.

     SECTION 11.11. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated unless a failure of consideration would result thereby.

     SECTION 11.12 SURVIVAL. All provisions contained in this Agreement (unless specifically noted to the contrary) shall survive the redemption or conversion into Conversion Shares in full of the Shares and shall remain operative and in full force and effect.

     SECTION 11.13. COUNTERPARTS. This Agreement may be executed by telecopy signature and in any number of counterparts each of which shall be an original with the same effect as if the signatures there to and hereto were upon the same instrument.

                           [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.

                              TOUCH TONE AMERICA, INC.

                              By: /s/ Kerry Rogers
                                 -----------------------------------------
                              Name: Kerry Rogers
                                   ---------------------------------------
                              Title: President and Chief Executive Officer
                                    --------------------------------------

                              Address:  3300 N. Central Avenue, Suite 1155
                                        Phoenix, Arizona  85012
                                        Telephone:  (602) 263-7559
                                        Fax:  (602) 263-9623

     With a copy to:          Lawrence E. Johnson, Esq.
                              Day, Campbell & McGill
                              3070 Bristol, Suite 650
                              Costa Mesa, California  92626
                              Fax:  (714) 429-2901


                              IF TO PURCHASERS:

                              INFINITY INVESTORS LIMITED

                              By: /s/ James A. Loughran
                                 -------------------------
                              Name: James A. Loughran
                                   -----------------------
                              Title:
                                    ----------------------

                              Address:  38 Hertford Street
                                        London, England WIY 7TG
                              Fax:      011-44-171-355-4975
                              Attn:     J. A. Loughran


          With a copy to:     HW Partners Limited
                              1601 Elm Street, Suite 4100
                              Dallas, Texas75201
                              Attn:  Stuart Chasanoff
                              Fax:  (214)720-1662

ACKNOWLEDGED AND AGREED TO
FOR ALL PURPOSES SPECIFIED:


ORIX GLOBAL COMMUNICATIONS, INC.


By: /s/ Kerry Rogers
   ---------------------------
Name: Kerry Rogers
     -------------------------
Title: President
      ------------------------
Address:  1771 E. Flamingo Road
          Building B, Suite 200
          Las Vegas, Nevada  89119
Telephone: (702) 792-2500
Fax:       (702) 792-3313
Attn:      Kerry Rogers

                               LIST OF SCHEDULES


Schedule 2.1   -    Purchasers
Schedule 4.1   -    Subsidiaries
Schedule 4.3A  -    Authorized issued and outstanding
                    Capital Stock of Company and Orix
Schedule 4.3B  -    List of Shareholders of Orix
Schedule 4.3C  -    Capitalization of Company
Schedule 4.7(a)-    Financial Information and SEC Reports
Schedule 4.7(c)-    Pro Forma Balance Sheet of Company as
                    of August 31, 1997
Schedule 4.8   -    Litigation
Schedule 4.11  -    Taxes
Schedule 4.12  -    Company Investments and Joint Ventures
Schedule 4.17  -    Lease Obligations
Schedule 4.21  -    Insurance
Schedule 5.1(a)     Definition of U.S. Person
Schedule 6.1(a)-    Amendments to Reorganization Agreement
Schedule 11.7  -    Brokers

                                 SCHEDULE 2.1


                                  DEBENTURES

---------------------------------------------------------------------------
                      NAME/ADDRESS                         PRINCIPAL AMOUNT
                                                             OF DEBENTURES
---------------------------------------------------------------------------
Infinity Investors Limited, a Nevis corporation               $2,500,000
---------------------------------------------------------------------------

                                 SCHEDULE 4.1

                                 SUBSIDIARIES

               GetNet International, Inc., an Arizona Corporation.

                                 SCHEDULE 4.3A

                       AUTHORIZED ISSUED AND OUTSTANDING
                       CAPITAL STOCK OF COMPANY AND ORIX







                                     ORIX

         Authorized

         Issued                               1,200 Common Shares





                               TOUCH TONE AMERICA

                        Common                Preferred Issuable in Series
                   ----------------------------------------------------------
Authorized            100,000,000                     10,000,000
Issued                 4,561,245                          --

                                 SCHEDULE 4.3B

                         LIST OF SHAREHOLDERS OF ORIX



                 Outstanding shares of common stock 4,568,245

                       Options, rights to acquire common
                    stock currently outstanding   3,865,000



HOLDER                                  NUMBER OF SHARES
------                                  ----------------
Kerry L. Rogers                               650
W. Bruce Voss                                  50
Eckley M. Keach                                50
Richard W. Weese                               30
John Higgins                                  305
Robert A. Michel                              100
Neal Matthews                                  15

                                 SCHEDULE 4.3C

                 POST-REORGANIZATION CAPITALIZATION OF COMPANY

                           TOUCH TONE AMERICA, INC.
                              __________________

                         PROFORMA CAPITALIZATION TABLE


     Authorized shares
          Common                              100,000,000
          Preferred                            10,000,000


     Outstanding Shares
          Common:                               4,568,245
          Preferred - Series A                          0
          Preferred - Series B                          0
          Preferred - Series C                          0

     Options to acquire Common shares           3,865,000

     Total number of Common shares after
     giving effect to all rights calling for
     the issuance of Common shares              8,433,245

     Number of shares to be issued to Orix
     to afford it a 80% equity interest in
     TTA after the exercise of all options     33,732,980

     Total number of shares issued and
     outstanding after giving effect to the
     issuance of 33,732,980 shares to Orix     42,166,225

     Principal amount of 8% Convertible
     Debentures                                 2,500,000

     Common shares reserved for future
     issuances following the conversion of

     Series B and C Preferred Shares           14,000,000

                                SCHEDULE 4.7(A)

                     FINANCIAL INFORMATION AND SEC REPORTS


The Company''s Form 10-KSB for the year ended May 31, 1997 was not filed in a timely manner.

                                SCHEDULE 4.7(C)

                           BALANCE SHEET OF COMPANY


Attached hereto as ANNEX I is a pro forma consolidated balance sheet of the Company consisting of the Company's unaudited estimated consolidated balance sheet as of August 31, 1997.

                                 SCHEDULE 4.8

                                  LITIGATION


(1) The Company has advised Infinity that Michael Canny, President of GetNet International, Inc., a wholly-owned subsidiary of the Company, has sued the Company concerning an employment compensation dispute, and that Mr. Canny has no other causes of action. Further, the Company has advised that the potential for loss from this suit if no greater than $100,000. Further, the Company has advised that the Company has meritorious defenses to this suit and that Mr. Canny will not recover on this suit.

(2) The Company has advised Infinity that it will enter into an agreement with the Internal Revenue Service regarding its unpaid payroll taxes. Further, the Company has advised that the potential for loss from this agreement will not be grater than $200,000, $100,000 if said amount being unpaid payroll taxes and $100,000 being in penalties.

                                 SCHEDULE 4.11

                                     TAXES

                                     None

                                 SCHEDULE 4.12

                    COMPANY INVESTMENTS AND JOINT VENTURES

1. GetNet International, Inc., an Arizona corporation, is a Subsidiary of the Company.

2. Orix Global Communications, Inc., a Nevada corporation, will be a Subsidiary of the Company following the Reorganization.

                                 SCHEDULE 4.17

                               LEASE OBLIGATIONS

                                     None

                                 SCHEDULE 4.21

                                   INSURANCE

Attached hereto as ANNEX A is a full and complete list of all insurance policies held by the Company and Orix.

                                SCHEDULE 6.1(a)

                    AMENDMENTS TO REORGANIZATION AGREEMENT



1.   That certain amendment to the Reorganization made as of November 7, 1997.

2.   That certain amendment to the Reorganization made as of December 18, 1997.

3.   The attached amendment made as of the Closing Date.

                                 SCHEDULE 11.7

                                    BROKERS



1.   Baron-Chase Fee

2.   Warrants to Baron-Chase

                               LIST OF EXHIBITS

Exhibit A    -    Reorganization Agreement
Exhibit B    -    Debentures
Exhibit C    -    Series B Certificate of Designation
Exhibit D    -    Option Agreement
Exhibit E    -    AT & T Settlement Agreement
Exhibit F    -    Officer's Certificate
Exhibit G    -    Registration Rights Agreement
Exhibit H    -    Solvency Certificate
Exhibit I    -    UCI Teleport Agreement
Exhibit J    -    Common Stock Purchase Warrant
Exhibit K    -    Funds Flow Memorandum
Exhibit L    -    Company Counsel Opinion
Exhibit M    -    UPC Securities Disposition Agreement
Exhibit N    -    Orix Stock Purchase Agreement
Exhibit N-1  -    Orix Asset Pledge Agreement
Exhibit O    -    Shareholder Lock-Up Letters